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                       CONSENT OF INDEPENDENT ACCOUNTANTS


WE HEREBY CONSENT TO THE USE IN THIS REGISTRATION STATEMENT ON FORM N-1A OF OUR REPORTS DATED FEBRUARY 12, 2001 RELATING TO THE FINANCIAL STATEMENTS AND FINANCIAL HIGHLIGHTS OF EQUITY PORTFOLIO, MID CAP PORTFOLIO, SMALL CAP PORTFOLIO, GLOBAL EQUITY PORTFOLIO, MANAGED PORTFOLIO, U.S. GOVERNMENT INCOME PORTFOLIO AND SCIENCE AND TECHNOLOGY PORTFOLIO COMPRISING OCC ACCUMULATION TRUST, WHICH APPEAR IN SUCH REGISTRATION STATEMENT. WE ALSO CONSENT TO THE REFERENCES TO US UNDER THE HEADINGS "FINANCIAL HIGHLIGHTS" AND "INDEPENDENT ACCOUNTANTS" IN SUCH REGISTRATION STATEMENT.




PricewaterhouseCoopers LLP
New York, New York

April 23, 2001